FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN COMPLETES SECURITIES AMERICA ACQUISITION

Bolsters Position as a Leading Independent Broker-Dealer, Expanding Network to Approximately 2,700
Independent Financial Advisors with $70 Billion in Client Assets

MIAMI, FL – November 7, 2011 – Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) (“Ladenburg”) today announced that it has completed its previously-announced acquisition of Securities America Financial Corporation and its subsidiaries (“Securities America”), an independent broker-dealer and investment advisor with a broad nationwide presence.

“We are thrilled to complete this transformational acquisition of Securities America which provides Ladenburg with a leadership position in the attractive independent brokerage and advisory area to complement our growing and profitable investment banking business,” said Dr. Phillip Frost, Chairman of the Board of Ladenburg. “Ladenburg is committed to building the best platform for independent advisors to grow their practices and we believe we now have the scale and resources to do so. We are excited about the opportunities to drive strong organic growth and recruiting in our brokerage firms: Securities America, Triad Advisors, Investacorp and Ladenburg Thalmann & Co.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, stated, “The addition of Securities America triples our existing revenue base and well positions Ladenburg to capitalize on the appealing demographic and other growth trends of the independent brokerage channel. We’ve had tremendous success retaining an extremely high percentage of advisors at Securities America, which will continue to operate on a truly independent basis under the leadership of Jim Nagengast and his talented team, a formula that has worked well for us with Triad and Investacorp. We look forward to working to leverage Securities America’s industry-leading technology, risk management and practice development/management across our entire broker-dealer platform and we believe that Securities America advisors will benefit from access to additional products and services that can help them build their practices. Ladenburg’s robust network now includes approximately 2,700 independent financial advisors with approximately $70 billion in total client assets, further establishing our leadership position in this industry.”

Mr. Nagengast said, “Securities America is delighted to join Ladenburg and its talented team of employees and financial advisors and we are very excited about our future prospects. With a shared goal of enhancing the ability of our financial advisors to serve their clients and grow their businesses, I am confident that Securities America and Ladenburg are an ideal fit.”

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in independent brokerage and advisory services, investment banking, equity research, institutional sales and trading, and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc., Triad Advisors, Inc. and Securities America, Inc., which together have approximately 2,700 financial advisors and approximately $70 billion in client assets. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami, Florida, has been serving the independent registered representative community since 1978. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions. Securities America, based in Omaha, Nebraska, was founded in 1984 and is one of the largest and most successful independent broker-dealers in the country. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, New York with regional offices in Miami and Boca Raton, Florida; Melville, New York; and Princeton, New Jersey. For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future growth, growth of the independent brokerage and advisory area, advisor recruiting, trends in the independent brokerage channel, expected benefits from the Securities America acquisition, client assets and financial advisors. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.